EXHIBIT 24
                           POWER OF ATTORNEY

      We, the undersigned Directors and Officers of First Virginia Banks, Inc. ("First Virginia"), hereby constitute and appoint on this 28th day of September, 1994, Thomas P. Jennings and Christopher M. Cole, and each of them, with power of substitution, our true and lawful attorneys-in-fact with full power to sign for us, in our names and in the capacities indicated below, a Registration Statement on Form S-4 and all amendments thereto (including Post-Effective Amendments), for the purpose of registering under the Securities Act of 1933, as amended, up to 4,048,584 shares of First Virginia Common Stock to be issued in connection with the merger of Farmers National Bancorp into First Virginia.

      Name                                            Title


 /s/ ROBERT H. ZALOKAR                    Chairman of the Board and Chief
Robert H. Zalokar                          Executive Officer


 /s/ EDWARD L. BREEDEN, III               Director
Edward L. Breeden, III


 /s/ PAUL H. GEITHNER, JR.                President, Chief Administrative
Paul H. Geithner, Jr.                      Officer and Director


 /s/ L. H. GINN, III                      Director
L. H. Ginn, III


 /s/ GILBERT R. GIORDANO                  Director
Gilbert R. Giordano


 /s/ T. KEISTER GREER                     Director
T. Keister Greer


 /s/ ELSIE C. GRUVER                      Director
Elsie C. Gruver


 /s/ ERIC C. KENDRICK                     Director
Eric C. Kendrick


 /s/ THOMAS K. MALONE, JR.                Director
Thomas K. Malone, Jr.


 /s/ W. LEE PHILLIPS, JR.                 Director
W. Lee Phillips, Jr.


 /s/ JOSIAH P. ROWE, III                  Director
Josiah P. Rowe, III


 /s/ RICHARD T. SELDEN                    Director
Richard T. Selden


 /s/ ALBERT F. ZETTLEMOYER                Director
Albert F. Zettlemoyer


/s/ RICHARD F. BOWMAN                     Vice President and Chief
Richard F. Bowman                          Financial Officer